AMENDMENT NO. 1
                        TO
           LOAN AND SECURITY AGREEMENT
          DATED AS OF SEPTEMBER 7, 1994
              AMENDED AND RESTATED
             AS OF AUGUST 20, 1997

          THIS AMENDMENT NO. 1 dated as of December 30, 1997 (this
"Amendment") is entered into among BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("BABC"), BNY FINANCIAL CORPORATION, a New York corporation ("BNY") formerly known as The Bank of New York Commercial Corporation, NATIONSBANK, N.A., a national banking association ("NB") (BABC, BNY and NB and their respective successors and assigns being sometimes hereinafter referred to collectively as the "Lenders" and each of BABC, BNY and NB and its successors and assigns being sometimes hereinafter referred to individually as a "Lender"), BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent for the Lenders (in such capacity as agent, the "Agent"), LACLEDE STEEL COMPANY, a Delaware corporation (the "Parent"), LACLEDE CHAIN MANUFACTURING COMPANY, a Delaware corporation ("Laclede Chain"), and LACLEDE MID AMERICA INC., an Indiana corporation ("Laclede Mid America") (the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to collectively as the "Borrowers" and each of the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to individually as a "Borrower").

               W I T N E S S E T H:

          WHEREAS, the Borrowers, the Lenders and the Agent are parties to a certain Loan and Security Agreement dated as of September 7, 1994 and amended and restated as of August 20, 1997 (the "Loan Agreement," capitalized terms used herein without definition having the meanings given such terms in the Loan Agreement); and

          WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend the Loan Agreement on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

          Section 1. Amendment of the Loan Agreement. Subject to the fulfillment of the conditions precedent set forth in Section 3 below, the Loan Agreement is amended as follows:

          (a)  The definition of Consolidated Earnings contained in
     Section 1.2 is amended to delete the words "performance fee referred to in Section 3.10" in their entirety and to substitute the words "fee payable pursuant to Amendment No. 1 hereto dated December 30, 1997" therefor.

          (b) Section 4.2 (Termination of Revolver Facility) is amended to delete the amount (i) "$950,000" in the chart contained therein and to substitute the amount "$1,250,000" therefor, and (ii) "$750,000" in the chart contained therein and to substitute the amount "$1,050,000" therefor.

          (c) Section 8.24 (Consolidated Fixed Charge Coverage Ratio) is amended to delete the period "01/01/97-12/31/97" and corresponding ratio "0.80 to 1.00" from the chart contained therein.

          (d)  Section 8.25 is hereby amended and restated as follows:

          8.25 Consolidated Adjusted Net Worth. The Borrowers will maintain a Consolidated Adjusted Net Worth, determined as of the last day of each fiscal quarter in each Fiscal Year, in an amount which is not less than the sum of (a) the aggregate amount of any contributions to the capital of the Parent made after February 26, 1997 plus (b) the amount indicated opposite each of the following dates:

          Quarter Ending Date                Amount

               03/31/97                 $31,000,000
               06/30/97                 $31,000,000
               09/30/97                 $31,500,000
               12/31/97                 $30,000,000
               03/31/98                 $30,000,000
               06/30/98                 $30,000,000
               09/30/98                 $30,700,000
               12/31/98                 $31,600,000

     In addition, the pre-tax loss for the Parent and its consolidated Subsidiaries for the Fiscal Year ending December 31, 1997, determined in accordance with GAAP (but excluding gain or loss arising from extraordinary items) and reported on the Financial Statements, shall not exceed $1,750,000.

     Beginning with the fiscal quarter ending March 31, 1999, the Borrowers will maintain a Consolidated Adjusted Net Worth, calculated as of the last day of each fiscal quarter in each Fiscal Year, of not less than the sum of (a) the aggregate amount of any contributions to the capital of the Parent made after February 26, 1997, plus (b) $31,600,000, plus
     (c) an amount (to the extent greater than zero and without deduction for any losses) equal to the sum of (i) fifty percent (50.0%) of the amount by which Consolidated Adjusted Net Worth at December 31, 1998 exceeds $31,600,000, plus (ii) fifty percent (50.0%) of Consolidated Net Earnings for each Fiscal Year thereafter.

          Section 2. Waiver. Subject to the fulfillment of the conditions precedent set forth in Section 3 below, the Lenders and the Agent hereby waive any right to receive a performance fee pursuant to the terms of
Section 3.10 of the Loan Agreement.

          Section 3. Conditions to Amendment. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

          (a) receipt by the Agent by facsimile transmission of a counterpart of this Amendment executed by each Borrower and each Lender, and execution of this Amendment by the Agent (provided, that each Borrower and each Lenders shall promptly execute six applicable signature pages hereof and deliver such pages to the Agent); and

          (b) receipt by the Agent, for the ratable account of the Lenders, of a fee in the amount of $250,000.

          Section 4. Representations and Warranties. Each Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, (ii) the representations and warranties contained in the Loan Agreement are correct in all material respects as though made on and as of the date of this Amendment, and (iii) no Event of Default has occurred and is continuing.

          Section 5.  Reference to and Effect on the Loan Agreement.

          (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended hereby.

          (b)  Except as specifically amended above, the Loan
Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein.

          Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Illinois.

          Section 8.  Legal Fees.  The Borrowers agree to pay to the
Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement and termination of this Amendment, including, without limitation, the allocated costs of the Agent's in-house counsel fees.

          Section 9. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of December 30, 1997.


                              LACLEDE STEEL COMPANY



              By:________________________________
                                 Vice President


                         LACLEDE CHAIN MANUFACTURING COMPANY



              By:________________________________
                                 Vice President


                         LACLEDE MID AMERICA INC.



              By:________________________________
                                 Vice President


                              BANKAMERICA BUSINESS CREDIT, INC., as the Agent



              By:________________________________
                                 Vice President


                              BANKAMERICA BUSINESS CREDIT,
                              INC., as a Lender



              By:________________________________
                                 Vice President


                              BNY FINANCIAL CORPORATION, as
                              a Lender



              By:________________________________
                                 Vice President


                              NATIONSBANK, N.A., as a Lender



              By:________________________________
                                 Vice President